Exhibit 3.1A
SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF SONICS, INC.,
a Delaware corporation
     Grant A. Pierce and Drew E. Wingard hereby certify that:
     1. The original name of this corporation is Smartrock, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 12, 1996.
     2. They are the duly elected and acting President and Secretary, respectively, of said corporation.
     3. The Sixth Amended and Restated Certificate of Incorporation of said corporation shall be further amended and restated to read in full as follows:
ARTICLE I
     The name of this corporation is Sonics, Inc.
ARTICLE II
     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     A. Capitalization.
          1. Classes of Stock.
                (a) Authorized Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Thirty-One Million Four Hundred Fifty-Five Thousand (31,455,000) shares. Twenty-Five Million

(25,000,000) shares shall be Common Stock (the “Common Stock”) and Six Million Four Hundred Fifty-Five Thousand (6,455,000) shares shall be Preferred Stock (the “Preferred Stock”). Four Hundred Twenty-Nine Thousand (429,000) shares of such Preferred Stock shall be designated Series A Preferred Stock (the “Series A Preferred Stock”), Seven Hundred Seventy-Six Thousand (776,000) shares of such Preferred Stock shall be designated Series B Preferred Stock (the “Series B Preferred Stock”), Three Million Fifty Thousand (3,050,000) shares of such Preferred Stock shall be designated Series C Preferred Stock (the “Series C Preferred Stock”) and Two Million Two Hundred Thousand (2,200,000) shares shall be designated Series D Preferred Stock (the “Series D Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.
               (b) Reverse Stock Split. Upon the effectiveness of this Seventh Amended and Restated Certificate of Incorporation, each Eight (8) shares of outstanding Common Stock shall be combined and converted into One (1) share of Common Stock and each Eight (8) share of outstanding Series A, Series B, Series C and Series D Preferred Stock shall each be combined and converted into One (1) share of Preferred Stock (the “Reverse Split”). If the Reverse Split would result in the issuance of a fraction of a share of Common Stock or Preferred Stock (based on the aggregate number of shares of Preferred Stock or Common Stock held by any stockholder immediately following the Reverse Split), the corporation shall, in lieu of issuing any factional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction immediately following the effectiveness of the Reverse Split (as determined in good faith by the Board of Directors). Whether or not a fractional share is to be recorded as a result of the Reverse Split provided for above shall be determined on the basis of the total number of shares of Common Stock or Preferred Stock held by the record holder at the time the Reverse Split occurs. All share and per share amounts set forth herein shall be deemed to be after giving effect to the Reverse Split.
     B. Rights, Preferences and Restrictions of Series A, Series B, Series C and Series D Preferred Stock. The rights, preferences, restrictions and other matters relating to the Series A, Series B, Series C and Series D Preferred Stock are as follows:
          1. Dividend Provisions.
               (a) Series A and Series B Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock (the “Series A Holders”) and the holders of shares of Series B Preferred Stock (the “Series B Holders”) shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of this corporation, at the rate of $0.9328 per share per annum for the Series A Preferred Stock and $1.3992 per share per annum for the Series B Preferred Stock (as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively, a “Recapitalization”) with respect to the Series A and Series B Preferred Stock) when, as, and if declared by the Board of Directors of this corporation (the “Board of Directors”). Such dividends (i) shall not be cumulative, (ii) shall not have a right to accrue to the Series A Holders or the Series B Holders by reason of the fact that dividends on such shares are not declared or paid in any year, and (iii) shall be subordinate in right of payment to any dividends paid to the Series C Holders (as defined below) pursuant to subsection l(b) below and to the Series D Holders (as defined below) pursuant to subsection l(c) below.
               (b) Series C Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock, Series A Preferred Stock or Series B Preferred Stock of this corporation, at the rate of $0.9328 per share per annum for the Series C Preferred Stock (as adjusted for any Recapitalizations), payable when, as, and if declared by the Board of Directors. Such dividends (i) shall not be cumulative, (ii) shall not have a right to accrue to the Series C Holders by reason of the fact that dividends on such shares are not declared or paid in any year, and (iii) shall be subordinate in right of payment to any dividends paid to the Series D holders (as defined below) pursuant to subsection l(c) below.
               (c) Series D Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series D Preferred Stock (the “Series D Holders” and, collectively with the Series A Holders, the Series B Holders and the Series C Holders, the “Preferred Holders”) shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock of this corporation, at the rate of $0.80 per share per annum for the Series D Preferred Stock (as adjusted for any Recapitalizations), payable when, as, and if declared by the Board of Directors. If, but only if, declared by the Board of Directors, the amount of such dividends shall be computed as if such dividends had accrued from day to day on each share from the date of issuance. No accrual of dividends shall occur unless and until the Board of Directors declares such a dividend, and no accrual of dividends shall be deemed to have occurred as of the filing of this Seventh Amended and Restated Certificate of Incorporation. Except as provided below, if any dividends in respect of any previous or current annual period, at the annual rate specified above, shall have been declared but shall not have been paid, an amount calculated as provided in the second preceding sentence shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Any declared but unpaid dividends on the Series D Preferred Stock shall not bear interest. Dividends with respect to a share of Series D Preferred Stock which are payable and/or in arrears shall, upon conversion of such share to Common Stock, not then or thereafter be paid and shall cease to be payable and/or in arrears. Any partial payment of dividends to the Series D Holders shall be made ratably among the Series D Holders in proportion to the payment each Series D Holder would receive if the full amount of such dividends were paid.
               (d) After payment of any dividends pursuant to Sections IV(B)(l)(a), IV(B)(l)(b) and IV(B)(l)(c) above, any additional dividends shall be distributed among the holders of Common Stock and Series D Holders in proportion to the number of shares of Common Stock held by all such stockholders, treating each such Series D Holder as if all shares of Series D Preferred Stock held by each such Series D Holder were converted to Common Stock at the then effective conversion rate for each such share of Series D Preferred Stock.
               (e) Unless full dividends on the Series A, Series B, Series C and Series D Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock.
          2. Liquidation Preference.
               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the Series D Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the Series A Holders, the Series B Holders, the Series C Holders or the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $12.00 (as adjusted for any Recapitalization with respect to the Series D Preferred Stock) for each outstanding share of Series D Preferred Stock and (B) an amount equal to declared but unpaid dividends on such share (the “Series D Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the Series D Holders shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the Series D Holders in proportion to the full Series D Liquidation Preferences such holders would otherwise be entitled to receive. The original Series D issue price shall be equal to $8.00 (as adjusted for any Recapitalization with respect to the Series D Preferred Stock) for each share of Series D Preferred Stock (the “Original Series D Issue Price”).
               (b) Upon the completion of the distribution required in subsection 2(a), (i) the Series A Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $ 11.6592 (as adjusted for any Recapitalization with respect to the Series A Preferred Stock) for each outstanding share of Series A Preferred Stock (the “Original Series A Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share (the “Series A Liquidation Preference”), (ii) the Series B Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $17.4888 (as adjusted for any Recapitalization with respect to the Series B Preferred

Stock) for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share (the “Series B Liquidation Preference”), and (iii) the Series C Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $17.4888 (as adjusted for any Recapitalization with respect to the Series C Preferred Stock) for each outstanding share of Series C Preferred Stock and (B) an amount equal to declared but unpaid dividends on such share (the “Series C Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the Series A Holders, Series B Holders and Series C Holders shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the Series A Holders, Series B Holders and Series C Holders in proportion to the full Series A, Series B and Series C Liquidation Preference such holders would otherwise be entitled to receive. The original Series C issue price shall be equal to $ 11.6592 (as adjusted for any Recapitalization with respect to the Series C Preferred Stock) for each share of Series C Preferred Stock (the “Original Series C Issue Price”).
               (c) Upon the completion of the distributions required in subsections 2(a) and 2(b), the remaining assets of the corporation available for distribution to stockholders shall be distributed among the Series D Holders and the holders of Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series D Preferred Stock).
               (d) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); unless the corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; or (B) a sale, conveyance, or other disposition of all or substantially all of the assets of the corporation by means of a transaction or series of related transactions.
                    (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:
                         (A) Securities not subject to investment letter or other similar restrictions on free marketability:
                              (1) If traded on a securities exchange or through The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day (30) period ending three (3) days prior to the closing;
                              (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day (30) period ending three (3) days prior to the closing; and
                              (3) If there is no active public market, the value shall be the fair market value thereof, as determined by an independent appraiser (the costs and expenses of which shall be paid by the corporation) appointed with the approval of the holders of at least a majority of the voting power of all outstanding shares of Common Stock, the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. If no such approval as to the appointment of an independent appraiser is reached, then the holders of at least a majority of the voting power of all then outstanding shares of Common Stock shall appoint one (1) independent appraiser (the costs and expenses of which shall be paid by the holders of all then outstanding shares of Common Stock pro rata), and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together on an as-converted basis as a single class, shall appoint two (2) independent appraisers (the costs and expenses of which shall be paid by the holders of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pro rata on an as-converted basis), and such group of three (3) independent appraisers shall determine the fair market value by majority agreement amongst themselves.
                         (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by an independent appraiser or group of independent appraisers in the same fashion in which disagreements regarding fair market value are resolved in accordance with Article IV(B)(2)(e)(ii)(A)(3) above.
                    (iii) The corporation shall give each holder of record of Series A, Series B, Series C and Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock.
          3. Redemption.
               (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time after December 5, 2010, but within thirty (30) days after the receipt by the corporation of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock that certain shares of Series A Preferred Stock be redeemed (the payment date being referred to herein as the “Series A Redemption Date”), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $11.6592 per share of Series A Preferred Stock (as adjusted for any Recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the “Series A Redemption Price”). Any redemption effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the Series A Holders requesting redemption in proportion to the number of shares of Series A Preferred Stock then held by such Series A Holders. Such sum shall be paid by this corporation in three (3) equal annual installments commencing on the Series A Redemption Date and continuing thereafter on each one (1) year anniversary after the Series A Redemption Date (each a “Series A Redemption Date”). Notwithstanding the foregoing, in no event shall this corporation effect a redemption of any shares of Series A Preferred Stock unless this corporation simultaneously redeems (i) pursuant to subsection 3(c) below, the same or a greater percentage of the then outstanding shares of Series C Preferred Stock; provided, however, that this restriction may be waived by the holders of not less than a majority of then outstanding shares of Series C Preferred Stock and (ii) pursuant to subsection 3(d) below, the same or a greater percentage of the then outstanding shares of Series D Preferred Stock; provided, however, that this restriction may be waived by the holders of not less than a majority of then outstanding shares of Series D Preferred Stock.
               (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time after
December 5, 2010, but within thirty (30) days after the receipt by the corporation of a written request from the holders of not less than a majority of the then outstanding Series B Preferred Stock that certain shares of Series B Preferred Stock be redeemed (the payment date being referred to herein as the “Series B Redemption Date”), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $17.4888 per share of Series B Preferred Stock (as adjusted for any Recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the “Series B Redemption Price”). Any redemption effected pursuant to this subsection 3(b) shall be made on a pro rata basis among the Series B Holders requesting redemption in proportion to the number of shares of Series B Preferred Stock then held by such Series B Holders. Such sum shall be paid by this corporation in three (3) equal annual installments commencing on the Series B Redemption Date and continuing thereafter on each one (1) year anniversary after the Series B Redemption Date (each a “Series B Redemption Date”).

Notwithstanding the foregoing, in no event shall this corporation effect a redemption of any shares of Series B Preferred Stock unless this corporation simultaneously redeems (i) pursuant to subsection 3(c) below, the same or a greater percentage of the then outstanding shares of Series C Preferred Stock; provided, however, that this restriction may be waived by the holders of not less than a majority of then outstanding shares of Series C Preferred Stock and (ii) pursuant to subsection 3(d) below, the same or a greater percentage of the then outstanding shares of Series D Preferred Stock; provided, however, that this restriction may be waived by the holders of not less than a majority of then outstanding shares of Series D Preferred Stock.
               (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time after
December 5, 2010, but within thirty (30) days after the receipt by the corporation of a written request from the holders of not less than a majority of the then outstanding Series C Preferred Stock that certain shares of Series C Preferred Stock be redeemed (the payment date being referred to herein as the “Series C Redemption Date”), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $11.6592 per share of Series C Preferred Stock (as adjusted for any Recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the “Series C Redemption Price”). Any redemption effected pursuant to this subsection 3(c) shall be made on a pro rata basis among the Series C Holders requesting redemption in proportion to the number of shares of Series C Preferred Stock then held by such Series C Holders. Such sum shall be paid by this corporation in three (3) equal annual installments commencing on the Series C Redemption Date and continuing thereafter on each one (1) year anniversary after the Series C Redemption Date (each a “Series C Redemption Date”). Notwithstanding the foregoing, in no event shall this corporation effect a redemption of any shares of Series C Preferred Stock unless this corporation simultaneously redeems, pursuant to subsection 3(d) below, the same or a greater percentage of the then outstanding shares of Series D Preferred Stock; provided, however, that this restriction may be waived by the holders of not less than a majority of then outstanding shares of Series D Preferred Stock.
               (d) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time after
December 5, 2010, but within thirty (30) days after the receipt by the corporation of a written request from the holders of not less than a majority of the then outstanding Series D Preferred Stock that certain shares of Series D Preferred Stock be redeemed (the payment date being referred to herein as the “Series D Redemption Date”), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $8.00 per share of Series D Preferred Stock (as adjusted for any Recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the “Series D Redemption Price”). Any redemption effected pursuant to this subsection 3(d) shall be made on a pro rata basis among the Series D Holders requesting redemption in proportion to the number of shares of Series D Preferred Stock then held by such Series D Holders. Such sum shall be paid by this corporation in three (3) annual installments commencing on the Series D Redemption Date and continuing thereafter on each one (1) year anniversary after the Series D Redemption Date (each a “Series D Redemption Date”), with up to one-third of the stock redeemable on the first Series D Redemption Date, up to one-half of the stock redeemable on the second Series C Redemption Date and all the stock redeemable on the third Series D Redemption Date. In no event shall the Series A, Series B or Series C Preferred Stock be redeemed in advance of any redemption of the Series D Preferred Stock.
               (e) As used herein in this subsection 3(e) and in subsection 3(f) below, the term “Redemption Date” shall refer to each “Series A Redemption Date,” “Series B Redemption Date,” “Series C Redemption Date” and “Series D Redemption Date” and the term “Redemption Price” shall refer to each of the “Series A Redemption Price,” “Series B Redemption Price,” “Series C Redemption Price” and “Series D Redemption Price.” Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock to be redeemed (and a copy of such notice shall be simultaneously mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock whose shares are not being redeemed), at the address last shown on the records of this corporation for such holder, notifying such holder of the Series A, Series B, Series C and/or Series D Redemption Date, as applicable, of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price and/or Series D Redemption Price, as applicable, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in this subsection (3)(e) on or after the Redemption Date, each holder of Series A, Series B, Series C and Series D Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
               (f) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Series A, Series B, Series C and Series D Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Series A Redemption Price, the Series B Redemption Price, Series C Redemption Price or Series D Redemption Price, as applicable, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A, Series B, Series C and Series D Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A, Series B, Series

C and Series D Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock receives the same percentage of the applicable Series A Redemption Price, Series B Redemption Price, Series C Redemption Price and Series D Redemption Price to be paid on such Redemption Date. The shares of Series A, Series B, Series C and Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A, Series B, Series C and Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.
          4. Conversion. The holders of the Series A, Series B, Series C and Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
               (a) Right to Convert. Each share of Series A, Series B, Series C and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share until on or prior to the day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Series A, Series B, Series C and Series D Preferred Stock, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price or the Original Series D Issue Price, as applicable, for each such series of Preferred Stock by the conversion price applicable to such share (the “Conversion Price”), determined as hereinafter provided, in effect on the date that the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be the Original Series A Issue Price, provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsections 4(d) and 4(f) hereof (the “Series A Conversion Price”). The initial Conversion Price per share of Series B Preferred Stock shall be the Original Series B Issue Price, provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsections 4(d) and 4(f) hereof (the “Series B Conversion Price”). The initial Conversion Price per share of Series C Preferred Stock shall be the Original Series C Issue Price, provided, however, that the Conversion Price for the Series C Preferred Stock shall be subject to adjustment as set forth in subsections 4(d) and 4(f) hereof (the “Series C Conversion Price”). The initial Conversion Price per share of Series D Preferred Stock shall be the Original Series D Issue Price, provided, however, that the Conversion Price for the Series D Preferred Stock shall be subject to adjustment as set forth in subsections 4(d) and 4(f) hereof (the “Series D Conversion Price”).
               (b) Automatic Conversion. Each share of Series A, Series B, Series C and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D

Conversion Price, as applicable, at the time in effect for such Preferred Stock immediately upon the earlier of (i) except as provided in subsection 4(c) hereof, the corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than Ten Dollars ($10.00) per share (adjusted to reflect subsequent stock dividends, stock splits or Recapitalizations) and Twenty Million Dollars ($20,000,000.00) in the aggregate, (ii) with respect to the Series A and Series B Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, with voting power determined as provided in Section 5(a) below, (iii) with respect to the Series C Preferred Stock, the date specified by written consent or agreement of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock, voting together as a single class, or (iv) with respect to the Series D Preferred Stock, the date specified by written consent or agreement of the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, voting together as a single class.
               (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b) hereof, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; and provided further that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Preferred Stock are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any declared and unpaid dividends payable pursuant to Section 1 hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or, in the case of automatic conversion, immediately prior to the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
               (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A, Series B, Series C and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) If the corporation shall issue after the Purchase Date, with respect to the Series A, B, C and D Preferred Stock, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price, as applicable, in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to subsection 4(d)(i)(E) hereof immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to subsection 4(d)(i)(E) immediately prior to such issuance plus the number of shares of Common Stock issued and deemed issued pursuant to subsection 4(d)(i)(E) in such issuance; provided that, for the purposes of this Section 4(d)(i), all shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and all outstanding options to purchase or rights to subscribe for Common Stock (provided such options have an exercise price below the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price, as applicable, immediately prior to such issue) and convertible securities shall be deemed to be outstanding, and, immediately after any shares of Additional Stock are deemed issued pursuant to Section 4(d)(i)(E), such shares of Additional Stock shall be deemed to be outstanding.
                         (B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4) hereof, no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of (x) increasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price above the applicable Conversion Price for such series of Preferred Stock in effect immediately prior to such adjustment.
                         (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
                         (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii) hereof:
                              (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) hereof), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
                              (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) hereof).
                              (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
                              (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
                              (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(l) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4) hereof.
                                   (ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:
                                        (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;
                                        (B) shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in the transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) does not exceed Three Million Two Hundred Twenty-Five Thousand Nine Hundred (3,225,900) shares (as adjusted for any Recapitalization), plus such additional shares of Common Stock as may become issuable from time to time under the corporation’s stock incentive plan known as the 2007 Stock Incentive Plan (the “2007 Plan”) in accordance with its terms.
                                        (C) shares of Common Stock issued or issuable upon conversion of shares of Series A, Series B, Series C or Series D Preferred Stock;
                                        (D) shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A, Series B, Series C or Series D Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; provided the number of shares of Common Stock issuable upon exercise of such warrants or rights shall not exceed five percent (5%) of the number of shares of Common Stock and Preferred Stock (counted on an as-converted basis) then outstanding unless the holders of a majority of the outstanding Preferred Stock consent in writing;

                                        (E) as a dividend or distribution on Series A, Series B, Series C or Series D Preferred Stock;
                                        (F) as a dividend on Common Stock where the corporation declares or pays a Common Stock dividend on the Series A, Series B, Series C or Series D Preferred Stock in the same manner as declared or paid on the Common Stock;
                                        (G) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions that are primarily of a non-equity financing nature, but limited to Twenty-One Thousand Four Hundred Forty-Three (21,443) shares in the aggregate;
                                        (H) in connection with bona fide acquisition transactions, the terms of which are approved by the Board of Directors;
                                        (I) pursuant to currently outstanding options, warrants, notes or other rights to acquire securities of the corporation, including, but not limited to, (x) the shares of Preferred Stock and Common Stock issuable upon conversion of that certain convertible Term Loan and Security Agreement, dated as of May 26, 2005, as amended, between the corporation and Partners for Growth, L.P. (the “PFG Loan”) and (y) warrants (subject to adjustment as provided therein) to purchase up to (i) Two Million Three Hundred Thirty-Five Thousand Five Hundred Seventy-Nine (2,335,579) shares of Common Stock, (ii) One Hundred Twenty-Nine Thousand Six Hundred Eighty-Seven (129,687) Series C Preferred Shares and (iii) Seven Hundred Fifteen Thousand Six Hundred Twenty-Five (715,625) shares of Series D Preferred Stock;
                                        (J) shares of Series D Preferred Stock (and the Common Stock issuable upon conversion thereof) and warrants to purchase shares of Series D Preferred Stock (and the Series D Preferred Stock and Common Stock issuable upon exercise and conversion thereof) issued or issuable pursuant to the Series D Preferred Stock Purchase Agreement, dated as of the Purchase Date, as may be amended from time to time, by and among this corporation and the investors set forth on the signature pages thereto (the “Series D Purchase Agreement”).
                                   (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, unless the Series A, Series B, Series C and Series D Preferred Stock is split or subdivided in the same manner and at the same time as the Common Stock, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price, as applicable, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding (and deemed outstanding pursuant to subsection 4(d)(i)(E) hereof) and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E) hereof.
                                   (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, as applicable, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares (and shares deemed outstanding pursuant to subsection 4(d)(i)(E) hereof) unless the Series A, Series B, Series C and Series D Preferred Stock are combined in the same manner and at the same time as the Common Stock.
               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii) hereof, then, in each such case for the purpose of this subsection 4(e), the holders of the Series A, Series B, Series C and Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.
               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4) provision shall be made so that the holders of the Series A, Series B, Series C and Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A, Series B, Series C and Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.
               (h) No Fractional Shares and Certificate as to Adjustments.
                    (i) No fractional shares shall be issued upon conversion of any share or shares of the Preferred Stock, and in lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled upon conversion, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined in good faith by the Board of Directors. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock held by such holder at the time of converting into Common Stock.
                    (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series Series D Conversion Price pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price for such Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Preferred Stock.
               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, Series B, Series C and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.
               (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.
          5. Voting Rights.
               (a) General. Subject to the provisions of subsection 5(b) below and except as otherwise required by law, the holder of each share of Series A, Series B, Series C or Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
               (b) Election of Board of Directors. The Board of Directors shall consist of nine (9) directors. Directors shall be elected as follows:
                    (i) so long as at least Forty-Two Thousand Eight Hundred Eighty-Five (42,885) shares of Series A Preferred Stock (as adjusted to reflect any Recapitalization with respect to the Series A Preferred Stock) remain outstanding, the Series A Holders shall be entitled, voting separately as a single class, to elect one (1) director of this corporation at or pursuant to each meeting or consent of this corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of such director;
                    (ii) the Series A Holders, Series B Holders, Series C Holders, Series D Holders and holders of shares of Common Stock shall be entitled, voting together as a single class, with voting power determined as provided in Section 5(a) above, to elect three (3) directors of this corporation at or pursuant to each meeting or consent of this corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of such directors;
                    (iii) the Series C Holders shall be entitled, voting separately as a single class, to elect three (3) directors of this corporation at or pursuant to each meeting or consent of this corporation’s stockholders for the election of directors, to remove from office either of such directors, to fill any vacancy caused by the resignation or death of either of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of either such directors; and
                    (iv) the holders of shares of Common Stock shall be entitled, voting separately as a single class, to elect two (2) directors of this corporation at or pursuant to each meeting or consent of this corporation’s stockholders for the election of directors, to remove from office any of such directors, to fill any vacancy caused by the resignation or death of any of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any of such directors.
          6. Protective Provisions.
               (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) of the then outstanding shares of Series D Preferred Stock, voting together as a single class:
                    (i) alter or change the rights, preferences or privileges of the Series D Preferred Stock;
                    (ii) authorize or issue any additional shares of Series D Preferred Stock; or
                    (iii) authorize, issue or reclassify, or obligate itself to authorize, issue or reclassify any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on parity with, the Series D Preferred Stock with respect to dividends, redemption or upon liquidation.
               (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series C Preferred Stock, voting together as a single class:
                    (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock;
                    (ii) authorize or issue any additional shares of Series C Preferred Stock; or
                    (iii) authorize, issue or reclassify, or obligate itself to authorize, issue or reclassify any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on parity with, the Series C Preferred Stock with respect to dividends, redemption or upon liquidation.
               (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A, Series B, Series C or Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, with voting power determined as provided in Section 5(a) above:
                    (i) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;
                    (ii) effect a liquidation, dissolution or winding up of this corporation, or any transaction that would be deemed a liquidation, dissolution or winding up of this corporation pursuant to Section 2 above;
                    (iii) amend this corporation’s Certificate of Incorporation or Bylaws;
                    (iv) increase the total number of authorized shares available for grant under this corporation’s stock option plans;
                    (v) incur any indebtedness in excess of $1,000,000 individually or in the aggregate; or
                    (vi) substantially change this corporation’s business strategy which is based on the licensing of its intellectual property.

          7. Right of First Offer. Subject to the rights of series of Preferred Stock which may from time to time come into existence, (A) the Preferred Holders holding at least Forty-Two Thousand Eight Hundred Eighty-Five (42,885) shares of the Common Stock issued or issuable (i) upon conversion of the Preferred Stock, (ii) upon exercise of the warrants to purchase Common Stock issued to the Series C Holders and (iii) upon exercise of the warrants to purchase Series D Preferred Stock issued to the Series D Holders and conversion of such shares into Common Stock (collectively, the “Conversion Stock”) (as adjusted for any Recapitalization) and (B) each Series D Holder (each such holder is referred to herein as a “Qualified Investor”), shall have a right of first offer to purchase its Pro Rata Share of New Securities (as defined in this Section (B)(7)) which this corporation may, from time to time, propose to sell and issue. A “Pro Rata Share,” for purposes of this right of first offer, is the ratio that (i) the sum of the number of shares of Common Stock and/or Conversion Stock then held by each Qualified Investor bears to (ii) the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding Preferred Stock, options or warrants exercisable for or convertible into, directly or indirectly, Common Stock. For purposes of this Section (B)(7), Qualified Investor includes any general partners of a Qualified Investor. A Qualified Investor who chooses to exercise its right of first offer may exercise such right itself or designate its general partners, its limited partners, entities which have a common general partner with such Qualified Investor or entities in which such Qualified Investor holds a ten percent (10%) limited partnership interest, to exercise such right in such proportions as it deems appropriate.
               (a) Except as set forth below, “New Securities” shall mean any securities issued after the date hereof including any shares of capital stock of this corporation, including Common Stock and any series of Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, “New Securities” does not include (i) securities issued upon conversion of the Preferred Stock, (ii) securities issued upon exercise of the warrants to purchase Common Stock issued to Series C Holders, (iii) securities issued upon exercise of the warrants to purchase Series C Preferred Stock issued to certain Series C Holders, (iv) securities issued upon exercise of the warrants to purchase Series D Preferred Stock issued to certain Series D Holders, (v) securities issued pursuant to a bona fide acquisition transaction of or by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (vi) shares of Common Stock or related options, warrants, or other rights to purchase such Common Stock issued after the Purchase Date to employees, officers, and directors of, and consultants to, this corporation, pursuant to a stock grant, option plan, or purchase plan or other employee stock incentive program or other arrangements approved by the Board of Directors; provided that such issuances do not exceed Three Million Two Hundred Twenty-Five Thousand Nine Hundred (3,225,900) shares (as adjusted for any Recapitalization), plus such additional shares of Common Stock as may become issuable from time to time under the 2007 Plan in accordance with its terms, (vii) stock issued pursuant to any currently outstanding rights, agreements, or convertible securities, including, without limitation, options and warrants, and other subsequent rights, agreements or convertible securities so long as the rights of first offer established by this Section (B)(7)(a) applied with respect to the initial sale or grant by this corporation of such subsequent rights, agreements, or convertible securities, (viii) stock issued in connection with any stock split, stock dividend, or Recapitalization by this corporation, (ix) securities issued or issuable in connection with lease lines, bank financings or other similar transactions that are primarily of a non-equity financing nature and are approved by the Board of Directors, but limited to Twenty-One Thousand Four Hundred Forty-Three (21,443) shares in the aggregate (as adjusted for any Recapitalization), (x) shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A, Series B, Series C or Series D Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; provided the number of shares of Common Stock issuable upon exercise of such warrants or rights shall not exceed five percent (5%) of the number of shares of Common Stock and Preferred Stock (counted on an as-converted basis) then outstanding unless the holders of a majority of the outstanding Preferred Stock consent in writing; (xi) the shares of Preferred Stock and Common Stock issuable upon conversion of the PFG Loan; (xii) the warrants to purchase up to Fifty-One Thousand Four Hundred Thirty Seven (51,437) shares of Series C Preferred Stock and up to Thirty-Seven Thousand Five Hundred (37,500) shares of Series D Preferred Stock (and the Series C Preferred Stock, Series D Preferred Stock and Common Stock issuable upon exercise and conversion thereof, respectively) issued to Partners for Growth, L.P. in connection with the PFG Loan; or (xiii) up to Two Million One Hundred Ninety-Six Thousand Eight Hundred Seventy-Five (2,196,875) shares of Series D Preferred Stock (and the Common Stock issuable upon conversion thereof) and warrants to purchase shares of Series D Preferred Stock (and the Series D Preferred Stock and Common Stock issuable upon exercise and conversion thereof) issued or issuable pursuant to the Series D Purchase Agreement.
               (b) In the event this corporation proposes to undertake an issuance of New Securities, it shall give each Qualified Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which this corporation proposes to issue the same. Each (i) Preferred Holder holding at least Forty-Two Thousand Eight Hundred Eighty-Five (42,885) shares of the Conversion Stock shall have fifteen (15) business days and (ii) Series D Holder holding at least Forty-Two Thousand Eight Hundred Eighty-Five (42,885) shares of the Conversion Stock shall have thirty (30) days, from the date of receipt of any such notice, to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to this corporation and stating therein the quantity of New Securities to be purchased. This corporation shall promptly, in writing, inform each Qualified Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Qualified Investor’s failure to do likewise. During the five (5) business day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the shares for which Qualified Investors were entitled to subscribe but which were not subscribed for by the Qualified Investors that is equal to the proportion that the number of shares of Common Stock issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares (assuming full conversion and exercise of all convertible or exercisable securities).
               (c) In the event Qualified Investors do not elect to purchase all of the New Securities within fifteen (15) business days, or thirty (30) days in the case of the Series D Holders, after the notice pursuant to Section (B)(7)(b) above, this corporation shall have ninety (90) days thereafter to sell the New Securities not to be purchased by Qualified Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in this corporation’s notice. In the event this corporation has not sold the New Securities within said ninety (90) day period, this corporation shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.
               (d) The right of first offer hereunder is not assignable, except by each of such Qualified Investors (i) to its partners and affiliates and (ii) to any party that acquires at least Forty-Two Thousand Eight Hundred Eighty-Five (42,885) shares of the Conversion Stock (as adjusted for any Recapitalization).
               (e) The right of first offer hereunder shall terminate upon the earlier to occur of:
                    (i) an agreement in writing by this corporation and the holders of a majority of the outstanding Series A, Series B, Series C and Series D Preferred Stock and Conversion Stock;
                    (ii) the closing date of the initial underwritten public offering of this corporation’s securities pursuant to an effective registration statement under the Securities Act of 1933, as amended;
                    (iii) such time as this corporation is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;
                    (iv) the sale of all or substantially all of the assets of this corporation or the consolidation or merger of this corporation with or into any other business entity pursuant to which stockholders of this corporation prior to such consolidation or merger hold less than fifty percent (50%) of the voting equity of the surviving or resulting entity;
                    (v) the liquidation, dissolution or winding up of the business operations of this corporation; and

                    (vi) the execution by this corporation of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of this corporation.
               (f) The right of first offer contained in this Section (B)(7) may be waived with the written consent of the holders of a majority of the Preferred Stock.
     C. Common Stock.
          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.
          3. Redemption. The Common Stock is not redeemable.
          4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
ARTICLE V
     A. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article V does not affect the availability of equitable remedies for breach of fiduciary duties.
     B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
ARTICLE VI
     For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. The management of the business and the conduct of the affairs of this corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the corporation.
     B. The Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.
     C. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.
     D. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.
ARTICLE VII
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute (including, without limitation, the General Corporation Law of the State of Delaware) and in this Certificate of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.
*    *    *    *
     This Seventh Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of this corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     This Seventh Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock entitled to vote thereon, a majority of the outstanding stock of each class entitled to vote thereon as a class, sixty-five percent (65%) of the outstanding shares of Series A, Series B, Series C and Series D Preferred Stock, voting together as a single class, sixty-five (65%) of the outstanding Shares of Series C Preferred Stock, voting as a single class, and fifty percent (50%) of the outstanding shares of Series D Preferred Stock, voting as a single class, and written notice of such action has been given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Sonics, Inc. has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary on this 17 day of AUGUST, 2007.

SONICS, INC.

		By	/s/ Grant A. Pierce
Grant A. Pierce, President

ATTEST:

By	/s/ Drew E. Wingard
Drew E. Wingard, Secretary

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